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                                                                   EXHIBIT 23(a)

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS



Specialty Retail Group, Inc.
New York, New York


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Number 333-11535 on Form SB-2 of our report dated September 20, 1996, relating to the consolidated financial statements of Specialty Retail Group, Inc. for the year ended June 30, 1996. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
New York, New York
February 4, 1998


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